EXHIBIT 23.1


MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
                 PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registration statement on Form SB-2/A, Amendment No. 1 of Barricode, Inc., of our report dated August 30, 2007 on our audit of the financial statements of Barricode, Inc. as of April 30, 2007 and April 30, 2006, and the related statements of operations, stockholders' equity and cash flows for the years then ended and since inception on April 6, 2006 through April 30, 2007, and the use of our report dated October 12, 2007 on our review of the financials statements for the three months ended July 31, 2007 and the reference to us under the caption "Experts."








/s/ MOORE & ASSOCIATES, CHARTERED
_________________________________
Moore & Associates Chartered
Las Vegas, Nevada
October 19, 2007



















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                        (702)253-7499 Fax (702)253-7501